Exhibit 5.1

[Letterhead of Moore & Van Allen PLLC]

May 22, 2020

Nucor Corporation

1915 Rexford Road

Charlotte, North Carolina 28211

Ladies and Gentlemen:

We have acted as counsel to Nucor Corporation, a Delaware corporation (the “Company”), in connection with the Company’s offer and sale of $500,000,000 aggregate principal amount of 2.000% Notes due 2025 (the “2025 Notes”) and $500,000,000 aggregate principal amount of 2.700% Notes due 2030 (the “2030 Notes” and, together with the 2025 Notes, the “Notes”) pursuant to the registration statement on Form S-3 (Registration No. 333-220010) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), and as described in the prospectus, dated August 17, 2017 (the “Base Prospectus”), and the prospectus supplement, dated May 20, 2020 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”). The Company agreed to sell the Notes to a group of underwriters pursuant to an underwriting agreement, dated May 20, 2020 (the “Underwriting Agreement”), among the Company and the representatives of the several underwriters named therein.

The Notes are governed by and were issued pursuant to the terms of an indenture, dated as of August 19, 2014 (the “Base Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as amended or supplemented by a first supplemental indenture, dated as of April 26, 2018, between the Company and the Trustee (the “First Supplemental Indenture”) and a second supplemental indenture, dated as of May 22, 2020, between the Company and the Trustee (the “Second Supplemental Indenture” and, together with the Base Indenture as amended or supplemented by the First Supplemental Indenture, the “Indenture”).

In connection with this opinion letter, we have (i) investigated such questions of law; (ii) examined originals or copies, certified or otherwise identified to our satisfaction, of such agreements, instruments, documents and records of the Company (including, without limitation, the Underwriting Agreement, the Indenture, the global certificates evidencing the Notes in the forms executed and delivered by the Company to, and authenticated by, the Trustee, resolutions of the Board of Directors adopted on May 13, 2020, the action of pricing committee, dated May 20, 2020, and the Certificate of Incorporation and the Bylaws of the Company, as amended and restated through the date hereof), such certificates of public officials and such other documents; and (iii) received such information from officers and representatives of the Company and others, in each case, as we have deemed necessary or appropriate for the purposes of the opinions hereafter expressed. In all such investigations and examinations and for purposes of rendering these opinions, we have assumed the legal capacity and competency of all natural persons executing documents and certificates submitted to us, the genuineness of all signatures, the authenticity of original and certified documents submitted to us, the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies and that any certificate or document upon which we have relied and which was given or dated earlier than the date of this opinion letter continues to remain accurate, insofar as relevant to the

Nucor Corporation

May 22, 2020

opinions contained herein, from such earlier date through and including the date hereof. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assumed the accuracy and completeness of, statements contained in the Indenture and any other documents executed, delivered or entered into in connection with the offering of the Notes and certificates and oral or written statements and other information of or from public officials and officers and representatives of the Company and others and assumed compliance on the part of all parties to the Indenture with their covenants and agreements contained therein. We have also assumed that (a) the Trustee had and continues to have the power and authority to enter into and perform its obligations under the Indenture, and to consummate the transactions contemplated thereby; (b) the Second Supplemental Indenture was duly authorized, executed and delivered by, and the Indenture constitutes a legal, valid and binding obligation of, the Trustee enforceable against the Trustee in accordance with its terms, and that the Trustee will comply with all of its obligations under the Indenture; (c) the Company will comply with all applicable laws; (d) the Registration Statement, and any amendments thereto filed on or prior to the date hereof, are and remain effective, no stop order suspending the effectiveness of the Registration Statement or preventing its use or the use of any prospectus or prospectus supplement has been or will be issued and no proceedings for that purpose have been or will be instituted or threatened by the SEC; and (e) the Notes were issued and sold in compliance with and in the manner described in the Prospectus and were duly authenticated by the Trustee in the manner provided in the Indenture. With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part, except to the extent otherwise expressly stated, and we express no opinion with respect to the accuracy of such assumptions or items relied upon.

Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the Notes were validly authorized and issued and are binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions set forth above are subject to the following:

(i)    bankruptcy, insolvency, reorganization, moratorium (or related judicial doctrines) and other laws now or hereafter in effect affecting creditors’ rights and remedies generally;

(ii)    general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits as to the availability of equitable remedies), whether such principles are considered in a proceeding in equity or at law; and

(iii)    the application of any applicable fraudulent conveyance, fraudulent transfer, fraudulent obligation, or preferential transfer law or any law governing the distribution of assets of any person now or hereafter in effect affecting creditors’ rights and remedies generally.

The opinions expressed herein are limited to matters governed by the laws of the State of New York (which opinions are given by lawyers in this firm who are licensed to practice in the State of New York), the General Corporation Law of the State of Delaware and the federal laws of the United States of America that, in our experience, are normally applicable to transactions such as the offer and sale of the Notes and the issuance and delivery thereof, each as currently in effect, and no opinion is expressed with respect to such laws as subsequently amended, or any other laws, or any effect that such amended or other laws may have on the opinions expressed herein. The opinions expressed herein are limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein. The opinions expressed

Nucor Corporation

May 22, 2020

herein are given as of the date hereof, and we undertake no obligation to advise you of any changes in applicable laws after the date hereof or of any facts that might change the opinions expressed herein that we may become aware of after the date hereof or for any other reason.

We hereby consent to the filing of this opinion letter as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof and the incorporation by reference of this opinion letter as an exhibit to the Registration Statement. We also hereby consent to the reference to this firm under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not believe and do not hereby admit that we are in the category of such persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ MOORE & VAN ALLEN PLLC

MOORE & VAN ALLEN PLLC